EXHIBIT 7

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Erytech Pharma, S.A., under the U.S. Securities Act of 1933, as amended, of American Depositary Shares evidenced by American Depositary Receipts (the “ADSs”). Such ADSs will be registered on a registration statement on Form F-6 (the “Registration Statement”), which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mr. Gil BEYEN and Mr. Pierre-Olivier GOINEAU, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution and resubstitution for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments and supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date	Signatures	Capacity

12/1814	/s/ Gil Beyen	Chairman and Chief Executive Officer
Gil Beyen

12/18/14	/s/ Pierre-Olivier Goineau	Chief Operating Officer ( acting as Chief
	Pierre-Olivier Goineau	Financial and Accounting Officer),
Director

Chief Scientific Officer, Director
Yann Godfrin, PHD

12/23/14	/s/ Sven Andreasson	Director
GALENOS, duly represented by
Sven Andreasson

12/29/14	/s/ Philippe Archinard, PHD	Director
Philippe Archinard, PHD

Director
Martine George Ortin

Director
Hilde Windels

	/s/ Donald J. Puglisi	Authorized Representative in the
	Puglisi & Associates	United States